EXHIBIT 99.2

Visual Management Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
March 31, 2007
Assets	(restated)

Current assets
Cash	$26,619
Accounts receivable	361,380
Inventory	290,891
Prepaid expenses	8,893
Total current assets	687,783

Property and equipment - net	283,518
Equipment under capital leases - net	26,300
Deposits and other assets	15,923
Intangible assets - net	63,507

Total Assets	$1,077,031

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable	669,153
Accrued expenses and other current liabilities	273,053
Customer Deposits	76,118
Sales tax payable	34,141
Current portion of long-term debt	71,967
Current portion of obligations under capital leases	13,917
Convertible notes payable	125,000
Total current liabilities	1,263,349

Long-term debt - net of current portion	281,226
Obligations under capital leases - net of current portion	12,792
Loans payable - stockholders	6,000

Stockholders' deficit
Preferred stock	$-
Common stock	37,142
Additional paid-in-capital	3,939,482
Treasury stock, at cost	(150,000)
Accumulated deficit	(4,312,960)
Total stockholders' deficit	(486,336)

Total Liabilities and Stockholder's Deficit	$1,077,031

See notes to condensed consolidated financial statements.

Visual Management Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2007 and 2006
	2007
	(restated)	2006

Revenues - net	$1,160,437	$1,195,590

Cost of revenues	564,215	633,663

Gross profit	596,222	561,927

Operating expenses	1,543,078	581,403

Loss from operations	(946,856)	(19,476)

Other (income) expenses
Debt conversion expense	590,044	58,890
Interest income	(49)	(28)
Interest expense	129,171	-
Miscellaneous income	26,013	17,170

Net loss	$(1,692,035)	$(95,508)

Per share data - basic and diluted	$(0.29)	$(0.01)

Weighted average number of common
shares outstanding	5,934,577	9,790,000

See notes to condensed consolidated financial statements.

Visual Management Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2007 and 2006

	2007	2006
	(restated)
Cash flows from operating activities
Net loss	$(1,692,035)	$(95,508)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	26,412	18,139
Non-cash interest expense	129,000
Payment of stock for services
Stock-based compensation	207,740	77,321
Change in deferred revenue	-	596
Debt conversion expense	590,044	58,890
(Increase) decrease in operating assets
Accounts receivable	22,338	(175,225)
Inventory	(44,852)	(12,995)
Prepaid expenses and other assets	5,364	165
Deposits and other assets	(17,240)	-
Increase (decrease) in operating liabilities
Accounts payable	(118,384)	(116,822)
Accrued expenses and other current liabilities	46,543	43,389
Sales tax payable	11,610	(9,163)
Customer deposits	54,032	-
Net cash used by operating activities	(779,428)	(211,213)

Cash flows from investing activities
Purchases of property and equipment	(12,177)	(11,030)
Payment of security deposits		(4,953)
Net cash used by investing activities	(12,177)	(15,983)

Cash flows from financing activities
Repayment of capital leases	(3,647)	(10,703)
Proceeds from convertible notes payable (net of $12,500 issuance costs)	112,500	275,000
Proceeds from the sale of common stock	871,230	-
Repurchase of stock into treasury	(150,000)	-
Principal repayments of long-term debt	(7,879)	(11,924)
Proceeds from loans payable - stockholders	(4,943)	9,895
Net cash provided by financing activities	817,261	262,268

Change in cash	25,656	35,072

Cash
Beginning of period	963	10,902
End of period	$26,619	$45,974

See notes to condensed consolidated financial statements.

Visual Management Systems, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
March 31, 2007

1.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies followed by Visual Management Systems Holding, Inc. ("VMS Holdings") and its wholly-owned subsidiaries, Visual Management Systems, LLC ("VMS, LLC") and Visual Management Systems PDG, LLC ("PDG"), collectively the "Company," in the preparation of the accompanying consolidated financial statements are summarized below:

        NATURE OF BUSINESS OPERATIONS

The Company delivers protective technology solutions and remote management loss prevention surveillance systems and provides on-site consultations regarding its products. The Company also sells, installs, upgrades and services Digital Video Recording Systems. The Company is New Jersey-based, began operations in June 2003.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Visual Management Systems Holding, Inc. and its wholly owned subsidiaries, Visual Management Systems, LLC and Visual Management Systems PDG, LLC collectively the "Company." All inter-company transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        STOCK-BASED COMPENSATION

Effective January 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123R, SHARE-BASED PAYMENTS ("SFAS 123R").  Under this method, the Company recognizes stock-based compensation over the vesting period of each grant. Stock-based compensation is measured based on the fair values of all stock awards on the dates of grant. The Company has elected to use the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair value of stock-based awards under SFAS 123R.

SFAS 123R requires compensation expense to be recognized based on awards ultimately expected to vest. As a result, forfeitures need to be estimated on the date of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. On January 1, 2005, the Company began to estimate forfeitures based on management's best estimate of forfeitures to occur.

In addition, the company accounts for stock awards issued to non-employees in accordance with the provisions of SFAS 123R, under which the BSM method is used to measure the value of options granted to non-employees at each vesting date to determine the appropriate charge to stock-based compensation.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash balances and trade receivables. The Company invests its excess cash in highly liquid investments. The Company does not require collateral from its customers.

ACCOUNTS RECEIVABLE AND CREDIT POLICY

Accounts receivable are uncollateralized customer obligations due under normal trade terms, ordinarily requiring payment within 30 days from the invoice date. Interest is not charged on unpaid receivables with invoice dates over 30 days old.

Accounts receivable are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Management believes all accounts receivable to be fully collectible and, therefore, the Company has not recorded an allowance as of either March 31, 2007 or 2006.

        INVENTORY

Inventory is comprised predominantly of finished goods, which consists of digital video recorders, security cameras and related installation materials, is stated at the lower of cost or market value. Cost is computed on the first-in, first-out method.

        PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation charges with respect to property and equipment have been made by the Company using accelerated methods based on the following estimated useful lives:

ESTIMATED
CLASSIFICATION	LIFE (YEARS)

Computer hardware and software	5-7
Furniture and fixtures	7
Machinery and equipment	5-7
Vehicles	5

        Expenditures for repairs and maintenance are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and, therefore, are included in property and equipment.

REVENUE RECOGNITION

The Company generates revenues from the sale and installation of remote management loss prevention systems. Revenue is recognized at the time of the installation, net of anticipated credits, returns and allowances. Amounts billed in advance of the period in which service is rendered, generally support, are recorded as a liability under "Deferred revenue."

                ADVERTISING

                Advertising costs are expensed as incurred and approximated $14,000 and $4,000 for the quarters ended March 31, 2007 and 2006, respectively.

                FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount reported in the balance sheet for cash, accounts receivable, accrued expenses and other current liabilities approximates fair value because of the immediate short-term maturity of these financial instruments. The carrying amount of long-term debt approximates fair value based on terms currently available to the Company.

                INCOME TAXES

The Company files a consolidated tax return. Deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting bases of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. The current income tax provision reflects the tax consequences of revenues and expenses currently taxable or deductible on the Company's income tax return for the year reported.

2.             PROPERTY AND EQUIPMENT

                The major classifications of property and equipment at March 31 are as follows:
	2007	2006

Computer hardware and software	$81,405	$75,536
Furniture and fixtures	25,622	24,622
Machinery and equipment	50,378	40,225
Vehicles	277,911	166,563
Total cost	435,316	306,946

Accumulated depreciation	(151,798)	(76,924)

Property and equipment - net	$283,518	$230,022

                Depreciation included as a charge to operations amounted to $23,498 and $15,252 for the quarters ended March 31, 2007 and 2006, respectively.

3.             EQUIPMENT UNDER CAPITAL LEASES

                Equipment under capital leases at March 31 are as follows:

	2007	2006

Computer hardware and software	$17,587	$17,587
Machinery and equipment	28,661	28,661

Total cost	46,248	46,248
Accumulated amortization	(19,948)	(9,143)

Equipment under capital leases – net	$26,300	$37,105

                Amortization included as a charge to operations amounted to $2,722 and $2,695 for the quarters ended March 31, 2007 and 2006, respectively.

4.             INTANGIBLE ASSETS

                 Intangible assets at March 31, are as follows:
		Gross
	Amortization	Carrying	Accumulated
	Period	Amount	Amortization	Net

2007
Deferred financing costs	7 Years	$65,171	$1,664	$63,507
2006
Deferred financing costs	7 Years	$5,338	$892	$4,446

                Amortization expense amounted to $192 for each of the quarters ended March 31, 2007 and 2006.

                Estimated future amortization expense for each of the next five twelve  month periods ending March 31, and in the aggregate, is as follows:

2008	$60,601
2009	768
2010	768
2011	768
2012	602

$63,507

5.             CONVERTIBLE DEBT

                In September 2005, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes. The notes were converted in October 2006.

In March 2006, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes. The notes were converted in July 2006.

                 In March 2006, the Company issued $25,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes. The notes were converted in July 2006.

                In March 2006, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes. The notes were converted in December 2006.

In March 2006, the Company issued $150,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes. The notes were converted in December 2006.

                In September 2006, the Company issued $50,000 of 8% convertible notes due on March 15, 2008. Interest is payable semi-annually in March and September. The notes are convertible by the holder into shares of the Company's common stock at any time at a conversion price of $2.50 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes. The notes were converted in October 2006.

                In March 2007, the Company issued $125,000 of 8% convertible notes due in September 2007. Interest is payable in September 2007. The notes are convertible by the holder into shares of the Company's common stock at any time at a conversion price of $1.25 per share, which is subject to adjustment based on the provisions of the agreement. The proceeds were primarily used for general corporate purposes.

As of March 31, 2007 and 2006, the Company had $125,000 and $325,000, respectively, of convertible notes payable outstanding.

                In accordance with FAS-84, INDUCED CONVERSIONS OF CONVERTIBLE DEBT, the conversion of previously issued notes to common stock during the period ended March 31, 2007 and 2006 resulted in $590,044 and $58,890, respectively, of debt conversion expense.

6.             STOCK PURCHASE WARRANTS

                During the quarters ended March 31, 2007 and 2006, the management approved the issuance of warrants to purchase shares of the Company's common stock. Such warrants are exercisable at $1.25 per share, vest over a period of 36 months and expire at various times through October 2009.

                The issuance of stock purchase warrants was accounted for under SFAS 123R using the BSM model (with the same assumptions as those used for the options, see note 11), which did not result in the recording of compensation cost during the quarters ended March 31, 2007 and 2006.

                A summary of warrant activity for 2007 and 2006 is as follows:

	WEIGHTED-	WEIGHTED-
	AVERAGE	AVERAGE
	NUMBER OF	EXERCISE	WARRANTS	EXERCISE
	WARRANTS	PRICE	EXERCISABLE	PRICE

Outstanding, December 31, 2005	240,000	1.25	240,000	1.25
Granted	--	--	--	--
Exercised	--	--	--	--

Outstanding, March 31, 2006	240,000	1.25	240,000	1.25

Outstanding, December 31, 2006	540,000	1.25	540,000	1.25
Granted	--	--
Exercised	(540,000)	--

Outstanding March 31, 2007	--	--	--	--

                In March 2007, all outstanding warrants were converted into shares of the Company's common stock. The conversion was induced by management through a 2-for-1 share offering.

7.             LONG-TERM DEBT

Long-term debt at March 31 is as follows:

	2007	2006
Term loans payable, collateralized by vehicles, due
in monthly installments ranging from $404 - $612,
including interest at fixed rates ranging from
3.90% - 8.69% and maturing through November 2012.	$193,076	$126,691

Term loan payable - due in monthly installments of
$794 including interest at a fixed rate of 8.61%
and maturing October 2013. The loan is secured by
substantially all assets of the Company and the
personal guarantee of the majority stockholder.	48,682	--

Small Business Administration term loan due in
monthly installments of $2,282 including interest
at a fixed rate of 7.23% and maturing January
2012. The loan is collateralized by substantially
all assets of the Company.	111,435	130,027

	353,193	256,718
Less: current portion	71,967	47,889

Long-term debt - net of current portion	$281,226	$208,829

Aggregate maturities of long-term debt of the Company due within each of the next five twelve month periods ending March 31 and thereafter, are as follows:

2008	$71,967
2009	77,625
2010	75,197
2011	57,985
2012	46,863
Thereafter	23,556

$353,193

8.       OBLIGATIONS UNDER CAPITAL LEASES

Obligations under capital leases at March 31, are as follows:
	2007	2006
Equipment leases - monthly payments ranging from
$83 - $282, including interest between 15.33% -
19.03% and maturing through June 2010.	$26,709	$28,693

Less: current portion	13,917	12,039

Obligations under capital leases - net of
current portion	$12,792	$16,654

Aggregate maturities of obligations under capital leases of the Company due within each of the next five twelve month periods ending March 31 and thereafter, are as follows:

2008	$17,344
2009	11,384
2010	2,638
2011	330
2012	--

Total future minimum lease payments	31,696
Less: imputed interest	4,987

Present value of minimum lease payments	$26,709

9.           COMMITMENTS AND CONTINGENCIES

The Company conducts its operations from facilities in New Jersey, New York and Ohio with leases expiring on January 31, 2009, November 30, 2009 and November 30, 2007, respectively. Rent expense for the quarters ended March 31, 2007 and 2006 approximated $25,000 and $12,000, respectively.

                Minimum future rental payments under non-cancelable operating leases for the twelve month periods ended March 31 are as follows:

2008	$124,288
2009	96,652
2010	60,109
2011	4,043
2012	--

$285,092

                Included in future minimum rental payments are lease payments related to a second facility in New Jersey under an operating lease that was entered into subsequent to quarter-end.

                In January 2007, the Company entered into compensation agreements with key members of management. The agreements are described in full within the body of the 8-k filing.

10.           INCOME TAXES

                Income tax benefit is summarized as follows for the quarters ended March 31:

	2007	2006

Federal and state - current	$--	$--
Deferred	--	--

Provision for income taxes	$--	$--

                The details of deferred income tax assets are as follows:

	2007	2006

Deferred income tax assets	$169,600	$53,600
Valuation allowance	(169,600)	(53,600)

Deferred income tax assets - net	$--	$--

The principal temporary difference that gives rise to deferred income tax assets is net operating loss carryforwards.

At December 31, 2006 and 2005, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $424,000 and $134,000, respectively expiring through 2012. Utilization of such net operating losses could be limited under the Internal Revenue Code.

11.           STOCK OPTION PLAN

                The Company maintains a non-qualified stock option plan (the "Plan") that provides for the awarding of stock options to selected employees and non-employees. Options granted under the Plan become vested 50% one year from the date of grant and in full two years from the date of grant. Options are exercisable immediately upon vesting. No shares are reserved for the Plan and all shares are expected to be issued from authorized shares not yet outstanding, or from Treasury Stock, if available.

                The Company estimated the fair value of each option award on the date of grant using the BSM valuation model. Assumptions about stock-price volatility have been estimated by management based upon the implied volatilities of publicly traded companies within the industry. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.  Forfeitures were estimated as management's best approximation.

                The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted in the periods presented:

	MARCH 31,

	2007	2006

Risk-free interest rate	4.94%	4.51%
Expected volatility	150%	150%
Expected life (in years)	10	10
Weighted-average estimated fair value
of options granted during the year	$1.59	$1.59

The following table summarizes the activity under the Plan:

	OPTIONS OUTSTANDING

	WEIGHTED-	WEIGHTED-
	AVERAGE	AVERAGE	AGGREGATE
	NUMBER OF	EXERCISE	REMAINING	INTRINSIC
	SHARES	PRICE	TERM (YRS.)	VALUE

Balance, December 31, 2005	1,410,000	1.25	9.50	618,567
Granted	25,000	1.25
Exercised	--	--
Lapsed	--	--

Balance, March 31, 2006	1,435,000	1.25	9.01	658,330

Balance, December 31, 2006	1,850,000	1.25	8.75	1,318,427
Granted	25,000	1.25
Exercised	--	--
Lapsed	--	--

Balance, March 31, 2007	1,875,000	1.25	9.52	1,358,192

12.           SUBSEQUENT EVENT

On July 17, 2007, the Company was merged with and into VMS Acquisition Corp., a NJ Corporation, and became a wholly-owned subsidiary of Visual Management Systems, Inc., a Nevada Corporation (formely Wildon Productions, Inc.), a publicly traded entity subject to the provisions of the Public Company Accounting Oversight Board. As a result of the merger, each outstanding share of the Company's common stock was converted into 0.50 shares of common stock of Visual Management Systems, Inc.

13.           SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

During the quarter ended March 31, 2006, the Company incurred $8,000 in capital leases payable in connection with the financing of additions to equipment under capital lease.

14.           RESTATEMENT OF FINANCIAL STATEMENTS

As stated in the Form 8-K filed on April 8, 2008, the Company’s management, after discussions with the Company’s independent registered public accounting firm, determined that its previously issued financial statements for portions of 2007, including the relevant periods identified above, overstated revenues and misstated costs of goods sold, inventory and equity due to, among other things, the failure to properly account for intercompany sales and inventory and the failure to maintain proper controls over accounting procedures.

The changes to the originally filed financial statements are as follows:

Visual Management Systems, Inc. and Subsidiaries
Notes to Condensed Consolidated Balance Sheet
For the period ending March 31, 2007
			Effect
Assets	As reported	As restated	of restatement

Current assets
Cash	$113,993	$26,619	$(87,374)
Accounts receivable	209,492	361,380	151,888
Inventory	527,507	290,891	(236,616)
Prepaid expenses	8,893	8,893	-
Total current assets	859,885	687,783	(172,102)

Property and equipment - net	283,518	283,518	-
Equipment under capital leases - net	26,300	26,300	-
Deposits and other assets	15,923	15,923	-
Intangible assets - net	3,674	63,507	59,833

Total Assets	$1,189,300	$1,077,031	$(112,269)

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable	799,703	669,153	(130,550)
Accrued expenses and other current liabilities	273,053	273,053	-
Customer Deposits	17,146	76,118	58,972
Sales tax payable	34,141	34,141	-
Current portion of long-term debt	71,967	71,967	-
Current portion of obligations under capital leases	13,917	13,917	-
Convertible notes payable	125,000	125,000	-
Total current liabilities	1,334,927	1,263,349	(71,578)

Long-term debt - net of current portion	281,226	281,226	-
Obligations under capital leases - net of current portion	12,792	12,792	-
Loans payable - stockholders	6,000	6,000	-

Stockholders' deficit
Preferred stock		0
Common stock	13,399	37,142	23,743
Additional paid-in-capital	2,997,686	3,939,482	941,796
Treasury stock, at cost	-	(150,000)	(150,000)
Accumulated deficit	(3,456,730)	(4,312,960)	(856,230)
Total stockholders' deficit	(445,645)	(486,336)	(40,691)

Total Liabilities and Stockholder's Deficit	$1,189,300	$1,077,031	$(112,269)

Visual Management Systems, Inc. and Subsidiaries
Notes to Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2007
			Effect
	As reported	As restated	of restatement

Revenues - net	$1,546,887	$1,160,437	$(386,450)

Cost of revenues	730,247	564,215	(166,032)

Gross profit	816,640	596,222	(220,418)

Operating expenses	1,626,310	1,543,078	(83,232)

Loss from operations	(809,670)	(946,856)	(137,186)

Other (income) expenses
Debt conversion expense	-	590,044	590,044
Interest income	(49)	(49)	-
Interest expense	171	129,171	129,000
Miscellaneous income	26,013	26,013	-
	26,135	745,179	719,044

Net loss	$(835,805)	$(1,692,035)	$(856,230)

Per share data - basic and diluted	$(0.07)	$(0.29)	$(0.21)

Weighted average number of common
shares outstanding	11,429,791	5,934,577	(5,495,214)

Visual Management Systems, Inc. and Subsidiaries
Notes to Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2007
			Effect
	As reported	As restated	of restatement

Cash flows from operating activities
Net loss	$(835,805)	$(1,692,035)	$(856,230)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	26,412	26,412	-
Non-cash interest expense	-	129,000	129,000
Payment of stock for services			-
Stock-based compensation	164,803	207,740	42,937
Change in deferred revenue	(4,940)		4,940
Debt conversion expense	-	590,044	590,044
(Increase) decrease in operating assets			-
Accounts receivable	174,226	22,338	(151,888)
Inventory	(281,468)	(44,852)	236,616
Prepaid expenses and other assets	5,364	5,364	-
Deposits and other assets	42,401	(17,240)	(59,641)
Increase (decrease) in operating liabilities			-
Bank overdraft	(46,697)	-	46,697
Accounts payable	12,166	(118,384)	(130,550)
Accrued expenses and other current liabilities	46,543	46,543	-
Sales tax payable	11,610	11,610	-
Customer deposits	-	54,032	54,032
Net cash used by operating activities	(685,385)	(779,428)	(94,043)

Cash flows from investing activities
Purchases of property and equipment	(12,177)	(12,177)	-

Cash flows from financing activities
Repayment of capital leases	(3,647)	(3,647)	-
Proceeds from convertible notes payable (net of $12,500 issuance costs)	125,000	112,500	(12,500)
Proceeds from the sale of common stock	715,350	871,230	155,880
Repurchase of stock into treasury	-	(150,000)	(150,000)
Principal repayments of long-term debt	(21,168)	(7,879)	13,289
Proceeds from loans payable - stockholders	(4,943)	(4,943)	-
Net cash provided by financing activities	810,592	817,261	6,669
			-
Change in cash	113,030	25,656	(87,374)

Cash
Beginning of period	963	963	-
End of period	$113,993	$26,619	$(87,374)